UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2014

XENITH BANKSHARES, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia		23219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 433-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into Material Definitive Agreement.

Merger Agreement

On March 20, 2014, Xenith Bankshares, Inc. (“Xenith Bankshares”), Xenith Bank, a wholly-owned subsidiary of Xenith Bankshares, and Colonial Virginia Bank (“Colonial”) entered into an Agreement of Merger (the “Merger Agreement”), which sets forth the terms and conditions upon which Colonial will merge with and into Xenith Bank (the “Merger”). Xenith Bank will be the surviving entity following the Merger.

At the effective time of the Merger, each share of Colonial common stock outstanding immediately prior to the effective time of the Merger will be converted into the right to receive 2.65 shares of Xenith Bankshares common stock (the “Exchange Ratio”) without interest and less applicable amounts for taxes. Options to purchase Colonial common stock outstanding at the effective time of the Merger will be converted into options to purchase Xenith Bankshares common stock at the Exchange Ratio.

In the Merger Agreement, each of Colonial and Xenith Bankshares has made customary representations, warranties and covenants, including, among others, the following covenants by Colonial:

•	to conduct its business in the ordinary course consistent with past practice and safe and sound banking practices, and to use commercially reasonable efforts to preserve intact its business, relationships and the services of its officers and employees;

•	not to (A) solicit proposals relating to alternative business combination transactions or (B) subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with alternative business combination transactions;

•	subject to certain exceptions, to cause a Colonial shareholder meeting to be held to consider approval of the Merger; and

•	subject to certain exceptions, for Colonial’s Board of Directors to recommend adoption and approval by its shareholders of the Merger Agreement.

The completion of the Merger is subject to various closing conditions, including (1) approval of the Merger Agreement by Colonial’s shareholders, (2) absence of any law, judgment, injunction, order or decree prohibiting the consummation of the Merger, (3) expiration or termination of any applicable waiting period under Section 18(c) of the Federal Deposit Insurance Act, (4) listing on the NASDAQ Capital Market of the shares of Xenith Bankshares common stock issuable in the Merger, (5) the Securities and Exchange Commission (the “SEC”) having declared effective under the Securities Act of 1933, as amended (the “Securities Act”), Xenith Bankshares’ registration statement covering the shares of Xenith Bankshares common stock issuable in the Merger and (6) receipt of all required approvals to permit the consummation of the Merger.

Following completion of the Merger, Robert L. Bailey, currently President and Chief Executive Officer of Colonial, will become Executive Vice President of Xenith Bank and President – Colonial Virginia Bank. Kenneth E. Smith, currently Executive Vice President and Chief Financial Officer of Colonial, expects to retire, but as a condition to completion of the Merger, will enter into a Separation and Consulting Agreement with Xenith Bank to assist with transition issues that may arise following the Merger.

The Merger Agreement provides that either Xenith Bankshares or Colonial or both parties may terminate the Merger in certain circumstances, including in the event the Merger is not consummated by October 31, 2014.

In addition, Colonial may terminate the Merger Agreement if both (A) the average closing price of a share of Xenith Bankshares common stock for the 10 consecutive trading days ending on the seventh calendar day immediately prior to the effective date of the Merger is less than the product of 0.80 and $5.95 and (B) such average closing price of a share of Xenith Bankshares common stock during the period beginning on March 20, 2014 and ending on the seventh calendar day immediately prior to the effective date of the Merger has underperformed by more than 15% the median of the last reported sales prices per share of common stock reported on NASDAQ for the same period for the following group of 10 banks: Community Bankers Trust Corporation, Peoples Bancorp of North Carolina, Inc., Community Financial Corporation, Monarch Financial Holdings, Inc., Old Point Financial Corporation, First South Bancorp, Inc., Fauquier Bankshares, Inc., First Capital Bancorp, Inc., New Century Bancorp, Inc. and Bay Bancorp, Inc. This termination right may be exercised by Colonial during the three trading-day period beginning on the seventh day prior to the effective date of the Merger and is subject to Xenith Bankshares’ right to increase the Exchange Ratio by the smallest amount necessary to cause either of these two conditions not to exist.

Termination of the Merger will, in certain circumstances, obligate Colonial to pay Xenith a termination fee of $350,000, depending on the nature of the termination event.

The Merger is expected to close in the second quarter of 2014.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this report and is incorporated herein by reference. The Merger Agreement has been included to provide information regarding the terms of the Merger. It is not intended to provide any factual information about Xenith Bankshares or Colonial.

As described above, the Merger Agreement contains representations and warranties that Xenith Bankshares and Colonial made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by Xenith Bankshares and Colonial in connection with negotiating its terms. Moreover, the representations and warranties are modified in important part by the underlying disclosure schedules that are not filed publicly, may be subject to a contractual standard of materiality that is different from what may be viewed as material to shareholders, and may have been used for the purpose of allocating risk between Xenith Bankshares and Colonial rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as accurate or complete or as characterizations of the actual state of facts as of any specified date.

Voting Agreement

In connection with entry into the Merger Agreement, Xenith Bankshares entered into a voting agreement (the “Voting Agreement”) with each of the Colonial directors, each of whom is also a shareholder of Colonial, pursuant to which the Colonial directors agreed to vote the shares they own in favor of the Merger. As of March 20, 2014, the parties to the Voting Agreement owned approximately 13% of Colonial’s outstanding common stock.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Additional Information About the Merger and Where to Find It

The information in this Current Report on Form 8-K and the exhibits incorporated herein by reference does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed Merger, Xenith Bankshares will file with the SEC a Registration Statement on Form S-4 with respect to the offering of Xenith Bankshares common stock as the Merger consideration under the Securities Act, which will include a proxy statement of Colonial seeking approval of the Merger by Colonial’s shareholders and a prospectus of Xenith Bankshares. Colonial will deliver the proxy statement/prospectus to its shareholders. In addition, Xenith Bankshares may file other relevant documents concerning the proposed Merger with the SEC. Investors and security holders are urged to read the registration statement and proxy statement/prospectus and other relevant documents when they become available because they will contain important information about the proposed Merger.

Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Security holders of Xenith Bankshares may also obtain free copies of these documents by directing a request by telephone or mail to Xenith Bankshares, Inc., One James Center, 901 E. Cary Street, Suite 1700, Richmond, Virginia 23219 (telephone: (804) 433-2209) or by accessing these documents at Xenith Bankshares’ website: https://www. xenithbank.com. Security holders of Colonial may also obtain free copies of these documents by directing a request by telephone or mail to Colonial Virginia Bank, 6702 Sutton Road, P.O. Box 2120, Gloucester, Virginia 23061 (telephone: (804) 695-8089) or by accessing these documents at Colonial’s website: http://www.colonialvabank.com. The information on Xenith Bankshares’ and Colonial’s websites is not, and shall not be deemed to be, a part of this Current Report on Form 8-K or the exhibits incorporated herein or incorporated into other filings made with the SEC.

Participants in the Solicitation

Colonial and its directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of Colonial in connection with the Merger. Information about the directors and executive officers of Colonial may be obtained by reading the proxy statement/prospectus regarding the Merger when it becomes available. Security holders of Colonial may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov or using the Colonial contact information above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1

Agreement of Merger, dated as of March 20, 2014, among Colonial Virginia Bank, Xenith Bankshares, Inc. and Xenith Bank

(Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Xenith Bankshares agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.)

10.1	Voting Agreement, dated as of March 20, 2014, among Xenith Bankshares, Inc. and the parties listed on Exhibit A to the Voting Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2014

XENITH BANKSHARES, INC.

By:	/s/ Thomas W. Osgood
Thomas W. Osgood
Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement of Merger, dated as of March 20, 2014, among Colonial Virginia Bank, Xenith Bankshares, Inc. and Xenith Bank (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Xenith Bankshares agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.)

10.1	Voting Agreement, dated as of March 20, 2014, among Xenith Bankshares, Inc. and the parties listed on Exhibit A to the Voting Agreement